Exhibit 10.1

ESCROW AGREEMENT

THIS ESCROW AGREEMENT, dated as of July 16, 2012 (this “Agreement”), is by and among Halcón Resources Corporation, a Delaware corporation (the “Company”), U.S. Bank National Association, a national banking association, as trustee under the Indenture (as defined herein) (“Trustee”) and U.S. Bank National Association, a national banking association, as escrow and paying agent under this Agreement (“Escrow Agent”).

RECITALS

WHEREAS, this Agreement is being entered into in connection with (i) the Purchase Agreement dated as of June 29, 2012 (the “Purchase Agreement”), among the Company, the Guarantors set forth on Schedule II to the Purchase Agreement and the initial purchasers set forth on Schedule I to the Purchase Agreement (the “Initial Purchasers”), and (ii) the Indenture dated as of even date herewith (the “Indenture”), among the Company, the Guarantors named therein and Trustee, governing the Company’s 9.75% Senior Notes due 2020 (the “Notes”); and

WHEREAS, the Escrow Funds (as defined herein) will be released either to the Company or to the Paying Agent (as defined herein) for the Notes as provided in Section 4 of this Agreement.

STATEMENT OF AGREEMENT

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Definitions. The following terms have the following meanings when used in this Agreement:

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York.

“Escrow Funds” means the Initial Deposit, together with any interest and other income thereon from any investments made pursuant to Section 6 hereof. The Escrow Funds are held for the benefit of holders of the Notes and do not constitute property or an asset of the Company, and the Company has only a contingent right to receive payment of the Escrow Funds on the terms and subject to the conditions set forth in this Agreement.

“Initial Deposit” shall have the meaning set forth in Section 3 hereof.

“Paying Agent” means U.S. Bank National Association, in its capacity as paying agent for the Notes.

“Release Certificate” means an officer’s certificate (which will be concurrently delivered to Trustee) substantially in the form of Exhibit A to this Agreement, signed by the Chief Executive Officer, the Chief Financial Officer or any Executive Vice President of the Company, certifying to Escrow Agent on behalf of the Company as to the matters specified in Exhibit A, directing Escrow Agent to disburse the Escrow Funds in accordance with the payment instructions contained in the certificate.

“Special Mandatory Redemption” means the mandatory redemption of the Notes pursuant to Section 3.8 of the Indenture.

“Special Mandatory Redemption Notice” means written notice from the Company to Escrow Agent in accordance with Section 3.8 of the Indenture specifying (a) that the Special Mandatory Redemption is required and (b) the date fixed for the Special Mandatory Redemption.

Any capitalized terms used in this Agreement and not defined herein have the meanings attributed thereto in the Indenture.

2. Appointment of and Acceptance by Escrow Agent. The Company and Trustee hereby appoint Escrow Agent to serve as escrow agent hereunder. Escrow Agent hereby accepts such appointment and, upon receipt by wire transfer of the Initial Deposit in accordance with Section 3 below, agrees to hold, invest and disburse the Escrow Funds subject to and in accordance with this Agreement.

3. Creation of Escrow Funds. On the date hereof, the Initial Purchasers will, at the direction of the Company, transfer the sum of $724,845,000 to Escrow Agent, by wire transfer of immediately available funds (the “Initial Deposit”), to the following account (the “Escrow Account”):

Bank: U.S. Bank National Association

ABA#: 091000022

Account: A/C 180121167365

BNF: USBANK CT WIRE CLRG

F/F/C: Account Number: 163436000; Account Name: Halcon Resources

Attn: Steven Finklea/Michael Popham

4. Disbursement of Escrow Funds.

(a) Completion of GeoResources Merger. Subject to the following sentence, if, prior to December 31, 2012, the Company delivers to Escrow Agent a Release Certificate, Escrow Agent will liquidate the Escrow Funds then held by it and disburse all Escrow Funds according to the payment instructions contained in the Release Certificate. The Company shall provide Escrow Agent at least two Business Days prior notice of the anticipated delivery of the Merger Certificate, unless otherwise agreed by Escrow Agent.

(b) Special Mandatory Redemption. If Escrow Agent receives the Special Mandatory Redemption Notice, then Escrow Agent will disburse all Escrow Funds directly to the Paying Agent on or before 11:00 a.m., New York City time, on the date fixed for the Special Mandatory Redemption specified in such notice. If Escrow Agent receives a notice of a Special Mandatory Redemption, Escrow Agent will liquidate the Escrow Funds then held by it sufficiently prior to the mandatory redemption date, and in any event no later than the Business Day prior to the mandatory redemption date, to permit it to release all Escrow Funds to the Paying Agent.

5. Suspension of Performance; Disbursement Into Court. If, at any time, there exists any dispute with respect to the holding or disposition of any portion of the Escrow Funds or any other obligations of Escrow Agent hereunder, or if at any time Escrow Agent is unable to determine, to Escrow Agent’s sole satisfaction, the proper disposition of any portion of the Escrow Funds or Escrow Agent’s proper actions with respect to its obligations hereunder, or if Trustee has not within 30 days of the furnishing by Escrow Agent of a notice of resignation under Section 7 hereof, appointed a successor Escrow Agent to act hereunder, then Escrow Agent may, in its sole discretion, take either or both of the following actions:

(a) suspend the performance of any of its obligations (including without limitation any disbursement obligations) under this Agreement until such dispute or uncertainty has been resolved to the sole satisfaction of Escrow Agent or until a successor Escrow Agent has been appointed (as the case may be); provided however, that Escrow Agent will continue to invest the Escrow Funds in accordance with Section 6 hereof; and/or

(b) petition (by means of an interpleader action or any other appropriate method) any court of competent jurisdiction, in any venue convenient to Escrow Agent, for instructions with respect to such dispute or uncertainty, and, to the extent required by law, pay into such court, for holding and disposition in accordance with the instructions of such court, all Escrow Funds held by it.

Escrow Agent will have no liability to the Company, the holders of the Notes or any other person, except for Escrow Agent’s fraud, willful misconduct or gross negligence, with respect to any such suspension of performance or disbursement into court, specifically including any liability or claimed liability that may arise, or be alleged to have arisen, out of or as a result of any delay in the disbursement of Escrow Funds or any delay in or with respect to any other action required or requested of Escrow Agent.

6. Investment of Funds. The Company may from time to time instruct Escrow Agent in writing to invest the Escrow Funds from time to time in the investments indicated on Exhibit B attached hereto, which investments shall be made in the name of the Company. In the absence of such direction, the funds shall remain uninvested. Escrow Agent may, without notice to the Company, liquidate any investments held in order to provide funds necessary to make required payments under this Agreement. All investment earnings shall become part of the Escrow Funds and investment losses shall be charged against the Escrow Funds. Escrow Agent shall not be liable for losses, penalties or charges incurred upon any sale or purchase of any such investment except for Escrow Agent’s fraud, willful misconduct or gross negligence.

Except as otherwise set forth herein, Escrow Agent does not have any interest in the Escrow Funds deposited hereunder but is serving as escrow holder only and having only possession thereof. The Company will pay or reimburse Escrow Agent and Trustee upon request for any transfer taxes or other taxes relating to the Escrow Funds incurred in connection herewith and will indemnify and hold harmless Escrow Agent and Trustee with respect to any amounts that it is obligated to pay in the way of such taxes, in each case to the reasonable satisfaction of Escrow Agent and Trustee. Any payments of income from the Escrow Account will be subject to United States federal withholding tax regulations then in force. The Company will complete and provide Escrow Agent with an appropriate W-9 form for taxpayer identification number certifications, or W-8 forms for non-resident alien certifications, as requested. It is understood that Escrow Agent will be responsible for income reporting only with respect to income earned on investment of funds which are a part of the Escrow Funds and is not responsible for any other reporting. All interest or other income earned under this Agreement shall be allocated to the Company and reported, as and to the extent required by law, by Escrow Agent to the Internal Revenue Service (“IRS”), or any other taxing authority, on IRS Form 1099 or 1042-S (or other appropriate form) as income earned from the Escrow Funds by the Company whether or not said income has been distributed during such year. Any other tax returns required to be filed will be prepared and filed by the Company with the IRS and any other taxing authority as required by law. The parties acknowledge and agree that Escrow Agent shall have no responsibility for the preparation and/or filing of any income, franchise or any other tax return with respect to the Escrow Account or any income earned by the Escrow Funds. Escrow Agent shall withhold any taxes it deems appropriate, including but not limited to required withholding in the absence of proper tax documentation, and shall remit such taxes to the appropriate authorities. The provisions of this paragraph will survive the termination of this Agreement or the earlier resignation or removal of Escrow Agent.

7. Resignation of Escrow Agent. Escrow Agent may resign from the performance of its duties hereunder at any time by giving ten Business Days’ prior written notice to Trustee and the Company. Such resignation will take effect upon the appointment of a successor Escrow Agent as provided herein below. Within ten Business Days of any such notice of resignation, the Company will appoint a successor Escrow Agent hereunder, which shall be a commercial bank, trust company or other financial institution with a combined capital and surplus in excess of $250.0 million. If the Company has failed to appoint a successor Escrow Agent within the ten Business Days following the delivery of the Escrow Agent’s notice of resignation, the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor Escrow Agent or for other appropriate relief, and any such resulting appointment shall be binding upon the Company.

8. On the acceptance in writing of any appointment as Escrow Agent hereunder by a successor Escrow Agent, such successor Escrow Agent will succeed to and become vested with all the rights, powers, privileges and duties of the retiring Escrow Agent under this Agreement, and the retiring Escrow Agent will be discharged from its duties and obligations under this Agreement, but will not be discharged from any liability for actions taken as Escrow Agent hereunder prior to such succession. After any retiring Escrow Agent’s resignation, the provisions of this Agreement will inure to its benefit as to any actions taken or omitted to be taken by it while it was Escrow Agent under this Agreement. The retiring Escrow Agent will transmit all records pertaining to the Escrow Funds and will pay the Escrow Funds to the successor Escrow Agent, after making copies of such records as the retiring Escrow Agent deems advisable. If a successor Escrow Agent has not accepted such appointment by the end of such 10 Business Day period or such successor escrow agent has not become so bound, Escrow Agent may, in its reasonable discretion, deliver the Escrow Funds to Trustee at the address provided herein or may apply to a court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief.

9. Liability of Escrow Agent.

(a) Escrow Agent will have no liability or obligation with respect to the Escrow Funds except for Escrow Agent’s fraud, willful misconduct or gross negligence, and Escrow Agent shall not be required to expend or risk any of its own funds or otherwise incur any liability, financial or otherwise, in the performance of any of its duties hereunder. Escrow Agent’s sole responsibility will be for the safekeeping, investment and disbursement of the Escrow Funds in accordance with the terms of this Agreement. Escrow Agent will have no implied duties or obligations and will not be charged with knowledge or notice of any fact or circumstance not specifically set forth herein. Under no circumstances will the Escrow Agent be deemed to be a fiduciary to the Company or any other person under this Agreement. Escrow Agent may rely upon any instrument, not only as to its due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein, which Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by the person or parties purporting to sign the same and to conform to the provisions of this Agreement. Concurrently with the execution of this Agreement, the Company shall deliver to the Escrow Agent authorized signers’ forms in the form of Exhibit C attached to this Escrow Agreement. In no event will Escrow Agent be liable for incidental, indirect, special, consequential or punitive damages. Escrow Agent will not be obligated to take any legal action or commence any proceeding in connection with the Escrow Funds, any account in which Escrow Funds are deposited, this Agreement, or to appear in, prosecute or defend any such legal action or proceeding. Escrow Agent may consult legal counsel selected by it in the event of any dispute or question as to the construction of any of the provisions hereof or of any other agreement or of its duties hereunder, or relating to any dispute involving any party hereto, and will incur no liability in acting in accordance with the opinion or instruction of such counsel. Escrow Agent shall not be under any duty to give the Escrow Funds held by it hereunder any greater degree of care than it gives similar escrow property held by U.S. Bank National Association for similar escrow accounts and shall not be required to invest any funds held hereunder except as directed in this Agreement. Uninvested funds held hereunder shall not earn or accrue interest. When Escrow Agent acts on any information, instructions, communications (including, but not limited to, communications with respect to the delivery of securities or the wire transfer of funds) sent by telex, facsimile, e-mail or other form of electronic or data transmission, Escrow Agent, absent fraud, gross negligence or willful misconduct, shall not be responsible or liable in the event such communication is not an authorized or authentic communication of the party purporting to have sent it, or is not in the form sent or intended to have been sent by the party purporting to have sent it (whether due to fraud, distortion or otherwise). In the event of any ambiguity or uncertainty hereunder or in any notice, instruction or other communication received by Escrow Agent hereunder, Escrow Agent may, in its sole discretion, refrain from taking any action other than to retain possession of the Escrow Funds, unless Escrow Agent receives written instructions, signed by the parties required to execute an amendment hereunder to the provisions under which such ambiguity or uncertainty arises, which eliminates such ambiguity or uncertainty.

(b) Escrow Agent will not incur any liability, except for Escrow Agent’s fraud, willful misconduct or gross negligence, for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of Escrow Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, fire, terrorism, floods, strikes, or electrical outages related thereto or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility). Escrow Agent shall have no duty to verify or confirm any of the representations contained in the Release Certificate and shall have no responsibility therefor other than to confirm that it is substantially in the form attached hereto. Escrow Agent shall be entitled to conclusively rely on the instructions of the Company or Trustee, as applicable. Trustee shall have no duties or responsibilities with respect to the Release Certificate or its contents.

(c) Escrow Agent is authorized, in its sole discretion, to comply with orders issued or process entered by any court with respect to the Escrow Funds, without determination by Escrow Agent of such court’s jurisdiction in the matter. If any portion of the Escrow Funds is at any time attached, garnished or levied upon under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any of the Escrow Funds shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting the Escrow Funds or any part thereof, then and in any such event, Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree which it is advised by legal counsel selected by it is binding upon it without the need for appeal or other action; and if Escrow Agent complies with any such order, writ, judgment or decree, it will not be liable to any of the parties hereto or to any other person or entity by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

10. Indemnification of Escrow Agent. The Company will be liable for and will reimburse and indemnify Escrow Agent and its affiliates and their respective successors, assigns, directors, officers, managers and employees (the “Indemnitees”), and hold the Indemnitees harmless from and against any and all claims, losses, liabilities, costs, damages or expenses (including reasonable attorneys’, agents’ and professional advisers’ fees and expenses) (collectively, “Losses”) arising from or in connection with or related to this Agreement or being Escrow Agent hereunder (including but not limited to Losses incurred by Escrow Agent in connection with its successful defense, of any claim of gross negligence, willful misconduct or bad faith on its part as determined by a court of competent jurisdiction in a final and non-appealable decision); provided, however, that nothing contained herein will require an Indemnitee to be indemnified for Losses caused by its gross negligence, willful misconduct or bad faith as determined by a court of competent jurisdiction in a final and non-appealable decision. The provisions of this Section 10 will survive the termination of this Agreement or the earlier resignation or removal of Escrow Agent.

11. Fees and Expenses of Escrow Agent. The Company has agreed to pay the fees and expenses of Escrow Agent for its services hereunder as shall have been agreed to by the Company and Escrow Agent.

12. Notice. All notices and other communications hereunder shall be in writing and shall be deemed to have been validly served, given or delivered three days after deposit in the United States mails, by certified mail with return receipt requested and postage prepaid, when delivered personally, one day after delivery to any overnight courier, or when transmitted by facsimile transmission facilities, and addressed to the party to be notified as follows:

If to Escrow Agent or Trustee, at:

U.S. Bank National Association

5555 San Felipe Street, Suite 1150

Houston, Texas 77056

Facsimile: 713-235-9213

Attention: Steven A. Finklea, CCTS – Vice President

If to Company:

Halcón Resources Corporation

1000 Louisiana, Suite 6700

Houston, Texas 77002

Attention: General Counsel

With a copy (which shall not constitute notice) to:

Thompson & Knight LLP

333 Clay Street, Suite 3300

Houston, Texas 77002

Attention: William T. Heller IV

or to such other address as each party may designate for itself by like notice.

13. No Third-Party Beneficiary; Amendment or Waiver. This Agreement is for the benefit of the parties hereto and their respective successors and is not intended to be for the benefit of any third-parties. This Agreement may be changed, waived, discharged or terminated only by a writing signed by the Issuer, Trustee and Escrow Agent; provided, that any amendment to Section 4 also will require the consent of holders of record of all the then outstanding Notes. No delay or omission by any party in exercising any right with respect to this Agreement will operate as a waiver. A waiver on any one occasion will not be construed as a bar to, or waiver of, any right or remedy on any future occasion.

14. Severability. To the extent any provision of this Agreement is prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

15. Governing Law. This Agreement and any claim, controversy or dispute arising out of or relating to this Agreement shall be construed and interpreted in accordance with the internal laws of the State of New York without giving effect to the conflict of laws principles thereof.

16. Entire Agreement. This Agreement constitutes the entire agreement among the parties relating to the holding, investment and disbursement of the Escrow Funds and sets forth in their entirety the obligations and duties of Escrow Agent with respect to the Escrow Funds.

17. Binding Effect. All of the terms of this Agreement, as amended from time to time, shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of Trustee and Escrow Agent and the Company.

18. Execution in Counterparts. This Agreement may be executed in two or more counterparts, which when so executed shall constitute one and the same agreement or direction.

19. Termination. Other than as expressly set forth herein, upon the first to occur of the disbursement of all amounts in the Escrow Funds under Section 4 of this Agreement or the disbursement of all amounts in the Escrow Funds into court under Section 5 of this Agreement, this Agreement will terminate and, except as otherwise provided in Section 9 of this Agreement, Escrow Agent will have no further obligation or liability whatsoever with respect to this Agreement or the Escrow Funds.

20. Dealings. Escrow Agent and any stockholder, director, officer or employee of Escrow Agent may buy, sell, and deal in any of the securities of the Company and become pecuniarily interested in any transaction in which the Company may be interested, and contract and lend money to the Company and otherwise act as fully and freely as though it were not Escrow Agent under this Agreement. Nothing in this Agreement will preclude Escrow Agent from acting in any other capacity for the Company or for any other entity.

21. Security Advice Waiver. Trustee and the Company acknowledge that regulations of the Comptroller of the Currency may grant them the right to receive brokerage confirmations of the security transactions as they occur. Trustee and the Company specifically waive such notification to the extent permitted by law and will receive periodic cash transaction statements that will detail all investment transactions.

22. Patriot Act. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account. For a non-individual person such as a business entity, a charity, a trust or other legal entity Escrow Agent will ask for documentation to verify its formation and existence as a legal entity. Escrow Agent may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation and the parties to this Agreement agree to provide Escrow Agent with such information as it may request in accordance with this Section 22.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

COMPANY

HALCÓN RESOURCES CORPORATION

By:	/s/ Mark J. Mize
Name:	Mark J. Mize
Title:	Executive Vice President—Chief Financial Officer and Treasurer

Signature Page to Escrow Agreement

TRUSTEE

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Steven A Finklea
Name:	Steven A. Finklea
Title:	Vice President

ESCROW AGENT

U.S. BANK NATIONAL ASSOCIATION, as Escrow Agent

By:	/s/ Steven A Finklea
Name:	Steven A. Finklea
Title:	Vice President

Signature Page to Escrow Agreement

Exhibit A

Form of Release Certificate

Officer’s Certificate

of

Halcón Resources Corporation

This Release Certificate is being delivered to Escrow Agent under Section 4(a) of the Escrow Agreement, dated as of July 16, 2012 (the “Agreement”), among Halcón Resources Corporation, a Delaware corporation (the “Company”), U.S. Bank National Association, a national banking association, as trustee under the Indenture (“Trustee”), and U.S. Bank National Association, a national banking association, as escrow agent (“Escrow Agent”). Concurrently, this Certificate also is being delivered to Trustee. Capitalized terms used but not defined in this Certificate have the respective meanings specified in the Agreement. The undersigned officer of the Company hereby certifies that:

The conditions to closing of the Company’s acquisition (the “GeoResources Merger”) of GeoResources, Inc. (“GeoResources”) pursuant to the Agreement and Plan of Merger, dated as of April 24, 2012 (the “Merger Agreement”), by and between the Company, Leopard Sub I, Inc., a wholly owned subsidiary of the Company, Leopard Sub II, LLC, a wholly owned subsidiary of the Company, and GeoResources, have been satisfied or are capable of being immediately satisfied (other than conditions related to funding) and the GeoResources Merger is expected to close substantially concurrently with the release of the Escrow Funds, in each case on substantially the terms contemplated by the Merger Agreement, with any such changes as the Company has reasonably determined are appropriate, provided that the overall benefits of the transaction are consistent in all material respects with the benefits of the transaction to the Company as described in the Offering Memorandum dated June 29, 2012 relating to the offering of the Notes.

Escrow Agent is hereby directed to disburse immediately by wire all Escrow Funds to, or for the account of the Company, as follows:

Recipient	Amount
$

Balance of Escrow Funds

IN WITNESS WHEREOF, the Company, through the undersigned officer, has signed this Release Certificate this      day of             , 2012.

HALCÓN RESOURCES CORPORATION

By:
Name:
Title:

Signature Page to Merger Certificate

Exhibit B

Authorized Investments

None.

EXHIBIT C

Certificate as to Authorized Signatures

The specimen signatures shown below are the specimen signatures of the individuals who have been designated as authorized representatives of Halcón Resources Corporation (the “Company”) and are authorized to initiate and approve transactions of all types for the escrow account or accounts established under the Escrow Agreement to which this Exhibit C is attached, on behalf of the Company.

Name / Title	Specimen Signature

Floyd C. Wilson	/s/ Floyd C. Wilson
Signature
Chairman and Chief Executive Officer

Mark J. Mize	/s/ Mark J. Mize
Signature
Executive Vice President, Chief Financial Officer and Treasurer

David S. Elkouri	/s/ David S. Elkouri
Signature
Executive Vice President, General Counsel